CONSENT OF ERNST & YOUNG LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Pioneer Emerging Growth Fund's Class A, Class B and Class C Shares Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Pioneer Emerging Growth Fund's Class A, Class B and Class C Shares Statement of Additional Information, and to the incorporation by reference of our report, dated May 12, 2004, on the financial statements and financial highlights of Pioneer Emerging Growth Fund in the Annual Report to the Shareowners for the year ended March 31, 2004, in Post-Effective Amendment No. 2 to the Registration Statement (Form N-1A, 1933 Act File No. 333-89334).



/s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 22, 2004